Exhibit 24.2

POWER OF ATTORNEY

The director of Owens Corning, a Delaware corporation (the “Registrant”), whose signature appears below constitutes and appoints Michael C. McMurray, Ava Harter, Brad Lazorka and Omar Chaudhary, and each of them, her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for her and in her name in the capacity indicated below, one or more registration statements on Form S-3 (including all amendments, including post-effective amendments, thereto), and any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 in connection with the registration of the issuance of certain debt and equity securities of the Registrant, together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Executed as of the 22nd day of May 2018.

/s/ Adrienne D. Elsner
Name: Adrienne D. Elsner Title: Director